Exhibit 10.17

SECOND AMENDMENT TO

SHARE REPURCHASE AND PREFERENCE SHARE SALE AGREEMENT

THIS AMENDMENT, dated as of October 14, 2013 (the “Amendment”), to the Share Repurchase and Preference Share Sale Agreement, dated as of May 20, 2012, as amended by the First Amendment to Share Repurchase and Preference Share Sale Agreement, dated as of September 11, 2012 (the “Agreement”), is by and among Alibaba Group Holding Limited, a Cayman Islands company (“AGH”), Yahoo! Inc., a Delaware corporation (“Yahoo!”), and Yahoo! Hong Kong Holdings Limited, a Hong Kong corporation (“YHK”).

WHEREAS, pursuant to the Agreement prior to this Amendment, the maximum number of IPO Shares that Yahoo! and YHK may be required to dispose of in connection with a Qualified IPO was 261,500,000;

WHEREAS, the parties desire to reduce the maximum number of IPO Shares that Yahoo! and YHK may be required to dispose of in connection with a Qualified IPO from 261,500,000 to 208,000,000; and

WHEREAS, the parties hereto have decided to amend the Agreement pursuant to Section 7.7 of the Agreement to effect the foregoing and to make certain other related and conforming amendments to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

2. Section 4.3 of the Agreement is hereby amended by replacing each reference to the number 261,500,000 therein with 208,000,000, such that such section shall now read in its entirety as follows:

Share Transactions. From the date hereof until the earlier to occur of (i) the IPO Repurchase Closing, (ii) the consummation of an IPO Sale, (iii) the termination of this Agreement and (iv) December 31, 2015, neither Seller shall, and each Seller shall cause its respective Subsidiaries not to, (1) directly or indirectly, including through one or a series of hedging or other derivative transactions, transfer, sell, assign, encumber or dispose of any Share that would result in the Sellers collectively owning fewer than 208,000,000 Shares, (2) with respect to at least 208,000,000 Shares, directly or indirectly permit the imposition of any Lien that would prevent the sale and delivery of all of such Shares free and clear of all Liens in the IPO Repurchase should such repurchase occur at any time, or (3) acquire any Share (other than pursuant to (x) any share dividends, share splits, reverse share splits, share consolidations or combinations and similar transactions or (y) any exercise after the Initial Repurchase Closing of any of Sellers’ or its Affiliates’ preemptive rights, if any, under the 2005 Shareholders Agreement, 2007 Shareholders Agreement, New Shareholders Agreement and any amendments to the foregoing, the Purchaser’s Organizational Documents, at any time, or under applicable Law; provided, that a change of control of Yahoo! shall not constitute a direct or indirect transfer, sale, assignment, encumbrance or disposal for purposes of the preceding clause (1).

3. The definition of each of the following terms in Section 7.16 of the Agreement is hereby amended by replacing the number 261,500,000 therein with the number 208,000,000, such that each term shall now read in its entirety as follows:

“IPO Disposition Shares” with respect to a Qualified IPO means a number of IPO Shares equal to the lesser of (i) 208,000,000 IPO Shares and (ii) the IPO Total Offering Number; provided, that if the IPO Total Offering Number is less than 208,000,000, the IPO Disposition Shares will nevertheless be 208,000,000 if both (x) the IPO Secondary Offering Number is equal to or greater than 20% of the IPO Total Offering Number and (y) SB, JM and JT and their respective Affiliates sell, in the aggregate, a number of IPO Shares in such Qualified IPO equal to at least 50% of the IPO Secondary Offering Number.

“IPO Repurchase Price” means a price per Share equal to (i) if the IPO Total Offering Number is less than 208,000,000, (1) the gross per share proceeds of the Qualified IPO, minus (2) the total underwriting discounts, commissions and offering expenses incurred by Purchaser pursuant to the sale of Purchaser’s Shares in the IPO Primary Offering divided by 208,000,000, or (ii) if the IPO Total Offering Number is 208,000,000 or more, the net per share proceeds received by Purchaser in the Qualified IPO.

4. Effect of Amendment; Miscellaneous.

(a) Except as otherwise expressly provided herein, the parties make no other amendment, alteration or modification of the Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Agreement or any right that they or it may have thereunder. Except as expressly set forth herein, the Agreement shall otherwise remain in full force and effect.

(b) Miscellaneous. Sections 7.1 through 7.16 of the Agreement, as amended by this Amendment, are hereby incorporated by reference, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Timothy A. Steinert

Name:	Timothy A. Steinert
Title:	General Counsel, Authorized Signatory

YAHOO! INC.

By:	/s/ Jacqueline D. Reses
Name:	Jacqueline D. Reses
Title:	Chief Development Officer

YAHOO! HONG KONG HOLDINGS LIMITED

By:	/s/ STEPHEN MAN
Name:	STEPHEN MAN
Title:	DIRECTOR

[Signature page to Second Amendment to Share Repurchase and Preference Share Agreement]